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                                                                    EXHIBIT 23.2
                                                                    ------------

                      CONSENT OF  INDEPENDENT ACCOUNTANTS
                      -----------------------------------


We consent to the incorporation by reference in the registration statement of Preview Travel, Inc. and Subsidiaries on Form S-8 (File No. 333-___) of our report dated October 27, 1997, except for Note 15 for which the date is November 14, 1997, on our audits of the consolidated financial statements of Preview Travel, Inc. and Subsidiaries as of September 30, 1997 and December 31, 1996 and 1995 and for the nine months ended September 30, 1997 and the three years ended December 31, 1996 which report is included in the registration statement on Form S-1 (File No. 333-37183).



                                   /s/ COOPERS & LYBRAND L.L.P.
                                   ----------------------------
                                   Coopers & Lybrand L.L.P.

San Francisco, California
January 8, 1998